UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2015 (April 30, 2015)

American Realty Capital Global Trust II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-196549	35-2506937
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

NCR

On April 30, 2015, American Realty Capital Global Trust II, Inc. (the “Company”), through a wholly owned subsidiary of its operating partnership, acquired the fee simple interest in an office property located in Dundee, Scotland, United Kingdom (“NCR”) at a contract purchase price of $16.5 million (based upon an exchange rate of $1.49 to £1.00, as of the date of acquisition), exclusive of closing costs. The Company acquired NCR from Quarry Town Limited (the “Seller”). The Seller does not have a material relationship with the Company, the Company’s operating partnership, sponsor or advisor or any of their respective affiliates.

NCR contains 126,078 rentable square feet and is 100% leased to NCR Financial Solutions Group Limited, a subsidiary of NCR Corporation, a computer hardware, software and electronics company. The lease contains a guarantee from NCR Corporation. The original lease has a 25-year term that commenced in November 2001 and expires in November 2026. Rent is adjusted upward only to market every five years. The lease contains no renewal options. The annualized straight line rental income is $1.4 million (based upon an exchange rate of $1.49 to £1.00, as of the date of acquisition).

The Company funded the acquisition of NCR with available cash on hand from the Company’s ongoing initial public offering and borrowings under the Company’s credit facility with Barclays Bank PLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

Date: May 6, 2015	By:	/s/ Scott J. Bowman
		Name:	Scott J. Bowman
		Title:	Chief Executive Officer